SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


        Date of report (Date of earliest event reported): October 3, 2001





                              CORNING INCORPORATED
             (Exact name of registrant as specified in its charter)


        New York                    1-3247                    16-0393470
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(State or other jurisdiction       (Commission             (I.R.S. Employer
        of Incorporation)          File Number)            Identification No.)



 One Riverfront Plaza, Corning, New York                         14831
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 (Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code            (607) 974-9000
                                                    --------------------------

                                      N/A
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(Former name or former address, if changed since last report.)







                                Page 1 of 4 Pages
                             Exhibit Index on Page 4

Item 5.  Other Events and Regulation FD.
         ------------------------------


On October 3, 2001, Corning Incorporated announced an expanded companywide restructuring program, which includes a further reduction in its workforce and the temporary idling of the majority of its worldwide optical fiber manufacturing facilities. The press release relating to this announcement is filed herewith as Exhibit 99.1 and is incorporated herein by reference.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
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         (c)      Exhibits.

         99.1     Press Release dated October 3, 2001

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    October 3, 2001


                                          CORNING INCORPORATED


                                         By  /s/ Katherine A. Asbeck
                                         -------------------------------------
                                         Katherine A. Asbeck
                                         Senior Vice President & Controller

                                INDEX TO EXHIBITS

(c)      Exhibits

99.1     Press Release dated October 3, 2001

FOR RELEASE -- OCTOBER 3, 2001


Corning Media Contact           Corning Investor Relations Contact
Daniel F. Collins               Katherine M. Dietz
(607) 974-4197                  (607) 974-8217
collinsdf@corning.com           dietzkm@corning.com






           Corning Sees Further Softening Across Its Major Businesses

                    Expands companywide restructuring actions

                  Idles optical fiber manufacturing operations


CORNING, N.Y. -- Responding to rapidly deteriorating global business conditions across all its major businesses, Corning Incorporated (NYSE:GLW) today announced an expanded companywide restructuring program that will result in charges of up to $1 billion in 2001. In addition, the company said that permanent workforce reductions, including those previously announced, may reach 12,000 employees by the end of the year. The company will also temporarily idle the majority of its worldwide optical fiber manufacturing facilities.

Corning said that while it has discontinued providing earnings guidance due to the uncertain market conditions, it would not meet the consensus of analyst estimates for the third quarter. Pro forma earnings for the third quarter are expected to be in the range of $0.02 to $0.06 per share. The company expects to record a pro forma net loss for the fourth quarter. Pro forma earnings exclude impairment and amortization of purchased intangibles and goodwill, restructuring charges and certain other non-recurring items.


                                     (more)

Corning Sees Further Softening Across Its Major Businesses
Page Two


"The deterioration of global economic conditions, especially over the past few weeks, has impacted all of Corning's businesses. In particular, we have experienced another drop in demand for optical fiber and cable as telecommunications carriers continue to curtail capital spending around the world. The telecommunications industry is experiencing an extremely difficult and challenging period," said John W. Loose, president and chief executive officer.

                   Corning to idle optical fiber manufacturing

The company said it would idle most of its worldwide optical fiber manufacturing while maintaining limited production at certain facilities for customer responsiveness. These actions will take effect in late October. Fiber manufacturing operations will resume in 2002 as business conditions improve. Corning Cable Systems will also significantly reduce production at several optical cable manufacturing facilities. This operating plan will allow the company to match production with demand and significantly reduce inventories.

James B. Flaws, Corning's chief financial officer, said, "Our fiber and cable business performed well through August despite the drop off of demand in the North American long-haul fiber business. In late August, we announced a significant slowing in orders across all fiber product lines from North American and European customers. We've recently experienced another decline in worldwide single-mode fiber and cable orders, and, as previously expected, pricing pressures are now increasing." The company expects its own fiber shipments for the year to be down 10%, reflecting a decline in the worldwide optical fiber market in 2001.

                              Restructuring actions

Corning has previously announced workforce reductions totaling approximately 8,000 employees, as well as the closing of several Photonic Technologies manufacturing plants. Costs for these programs were included in the previously disclosed range of $300 to $400 million.

Corning now expects to reduce its global workforce by up to 12,000 employees. Corning's 2001 peak employment was 43,000. As part of this reduction plan, Corning will also offer certain employees in the United States a voluntary early retirement program. In addition to the previously announced plant closings, Corning will close or consolidate several other manufacturing locations as well as smaller businesses in the telecommunications and advanced materials segments.

                                     (more)

Corning Sees Further Softening Across Its Major Businesses
Page Three


"We sincerely regret having to take these actions, and we are taking steps to assist those individuals who will be impacted. Decisions like this are extremely painful for everyone involved. There is an enormous human impact whenever a company finds it is necessary to eliminate positions. Unfortunately, the worldwide economic decline, particularly the dramatic slowing in the telecommunications sector, leaves us little choice," Loose said.

As a result of this restructuring program, Corning now expects to record a charge of approximately $1 billion in the second half of 2001. The company anticipates recording approximately $350 million of this charge in the third quarter. The company estimates two-thirds of the charges will be non-cash. Further details of these planned actions will be discussed in the company's third quarter earnings conference call scheduled for October 19, 2001. Corning will announce its earnings after the close of the New York Stock Exchange on October 18, 2001.

With the slowing in the company's businesses, Corning will also adjust its expansion plans. Corning's capital expenditures this year will fall to $1.8 billion, and Corning will lower its capital spending to under $1 billion in 2002.

                                     Outlook

In addition to experiencing weakness in its optical fiber and cable business, Corning said sales of its Photonic Technologies business are now expected to be in the range of $475 million to $500 million for 2001, down from the previously anticipated range of $600 million to $700 million. In addition, the company's telecommunications hardware and equipment business continues to soften.

Corning now anticipates its total volume growth of liquid crystal display glass will be approximately 25%, which is down from previous expectations of 35%, but in line with overall market growth. However, a significant shift in customer demand from Japan to Korea will cause volume to be up close to 40% at Samsung Corning Precision Glass Company, an equity affiliate in Korea. Corning's volume in Japan and Taiwan, however, will be up only 15%. This volume growth, when offset by the impact of currency translation and price declines, will result in a year to year sales decline of approximately 10%. In addition, sales and profits in the company's environmental technologies business are expected to be below those of the previous year as the worldwide automotive market weakens.


                                     (more)

Corning Sees Further Softening Across Its Major Businesses
Page Four

"We are taking decisive actions to improve Corning's profitability and to align our cost structure with our current revenue outlook," Loose said. "Our balance sheet remains strong. We have over $1 billion in cash and significant additional liquidity to weather this economic storm. Despite this slowdown, our analysis continues to show strong bandwidth growth. We remain confident long-term that continued bandwidth demand will fuel the renewal of optical communications growth throughout the world. We continue to believe that any significant market recovery will not occur until at least the latter part of 2002 or into 2003," Loose said.


Established in 1851, Corning Incorporated (www.corning.com) creates leading-edge technologies for the fastest-growing markets of the world's economy. Corning manufactures optical fiber, cable and photonic products for the telecommunications industry; and high-performance displays and components for television, information technology and other communications-related industries. The company also uses advanced materials to manufacture products for scientific, semiconductor and environmental markets. Corning revenues for 2000 were $7.1 billion.

                    Forward-Looking and Cautionary Statements

Except for historical information and discussions contained herein, statements included in this release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause results to differ materially, as discussed in the company's filings with the Securities and Exchange Commission.

                               Pro Forma Statement

Pro forma net income excludes impairment and amortization of purchased intangibles and goodwill, purchased in-process research and development, restructuring charges, one-time acquisition costs, discontinued operations and other non-recurring items.


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